Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Pacific Global ETF Trust and to the use of our report dated August 26, 2019 on the financial statements and financial highlights of Pacific Asset Enhanced Floating Rate ETF, a series of AdvisorShares Trust.   Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders, which is incorporated by reference into the Registration Statement.

Philadelphia, Pennsylvania

December 12, 2019